Exhibit 5.1

Squire Patton Boggs (US) LLP 555 South Flower Street, 31st Floor Los Angeles, CA 90071

O +1 213 624 2500 F +1 213 623 4581 squirepattonboggs.com

July 22, 2019

Kura Sushi USA, Inc.

17932 Sky Park Circle, Suite H

Irvine, California 92614

Re:	Registration Statement on Form S-1

Ladies and Gentlemen

We have acted as counsel to Kura Sushi USA, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-232551) under the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), originally filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2019 (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), relating to the proposed registration by the Company of up to 3,335,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), including shares of Common Stock that may be sold upon exercise of the underwriters’ option to purchase additional shares. The shares of Common Stock to be sold by the Company identified in the Registration Statement are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Offering.”

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including without limitation (i) the Amended and Restated Certificate of Incorporation (the “Restated Charter”) of the Company, in the form filed as Exhibit 3.1 to the Registration Statement, filed with the Commission on July 16, 2019, to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares, (ii) the Amended and Restated Bylaws of the Company, in the form filed as Exhibit 3.2 to the Registration Statement, filed with the Commission on July 16, 2019, (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), filed with the Commission on July 22, 2019, (iv) resolutions of the board of directors of the Company with respect to the Offering; and (v) the Registration Statement.

Kura Sushi USA, Inc.	Squire Patton Boggs (US) LLP
July 22, 2019

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

We have also assumed that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, the Shares have been duly authorized by the Company and, when the Restated Charter is filed with the Secretary of State of the State of Delaware and when the Shares are issued and sold in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the Delaware General Corporation Law.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Squire Patton Boggs (US) LLP